Exhibit 99.2

Santa Lucia Bancorp Declares Stock Dividend The Board of Directors of Santa Lucia Bancorp is pleased to declare a 2% stock dividend to shareholders of record as of March 31, 2010 to be paid on or about April 23, 2010. This stock dividend issued by Santa Lucia Bancorp continues the tradition of Santa Lucia Bank, its wholly owned subsidiary, which has issued cash or stock dividends for the past 21 consecutive years. The last stock dividend of 2% was declared to shareholders of record as of September 30, 2009. SANTA LUCIA BANCORP santaluciabank.com 7480 EI Camino Real Atascadero 466-7087